Exhibit 8.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

AFFILIATE OFFICES
300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144 __________ TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com

__________

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

__________

BEIJING

BRUSSELS

FRANKFURT

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

November 7, 2012

YY Inc.

Building 3-08

Yangcheng Creative Industry Zone

No. 309 Huangpu Avenue Middle

Tianhe District, Guangzhou 510655

People’s Republic of China

Re:	American Depositary Shares of YY Inc. (the “Company”)

Ladies and Gentlemen:

You have requested our opinion as special United States counsel concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States Federal Income Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), which represent ordinary shares, par value $0.00001 per share, of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 15, 2012 (the “Registration Statement”)

This opinion is being furnished to you pursuant to Exhibit 8.2 of the Exhibit Index of the Registration Statement.

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) the Registration Statement; and

(b) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records (as identified in clauses (a) and (b) of the immediately preceding paragraph). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

YY Inc.

November 7, 2012

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation—Material United States Federal Income Tax Considerations” does not purport to summarize all possible United States federal income tax considerations of the ownership and disposition of ADSs to U.S. Holders (as defined therein), to the extent that the discussion sets forth legal conclusions under United States federal income tax law, it represents our opinion.

Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the sale of the securities. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

YY Inc.

November 7, 2012

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Taxation” and to the discussion of the opinion in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP